Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:   Stephen P. Golden
           Director of Investor Relations
           (617) 535-4799

     Iron Mountain Incorporated Reports First Quarter 2003 Financial Results

         o        Total Revenues are $352 Million, Up 11%
         o Income From Continuing Operations Before Extraordinary Items is $0.25 per Diluted Share
         o        Operating Income is $72 Million, Up 26%
         o        EBITDA Reaches $104 Million, Up 30%

Boston, MA - April 30, 2003 - Iron Mountain Incorporated (NYSE: IRM), the leader in records and information management services, today reported higher revenues, EBITDA and earnings for the quarter ended March 31, 2003. The Company also reported that it generated $72 million of operating income, an increase of 26% over the first quarter of 2002.

Iron Mountain's total consolidated revenues for the quarter ended March 31, 2003 grew to $352 million, an increase of 11% compared with the quarter ended March 31, 2002. Storage revenues increased to $203 million for the first quarter from $183 million for the same period in 2002. Storage revenues, which are considered a key performance indicator for the records and information management services industry, are largely recurring since customers typically retain their records for many years. This marks the 57th consecutive quarter for which Iron Mountain has reported increased storage revenues. For the quarter ended March 31, 2003, total internal revenue growth was 8%.

Richard Reese, the Company's Chairman and CEO, stated, "The Company posted solid results for the first quarter--revenues were within expectations and our margins were exceptionally strong. Storage growth rates remained stable however, service revenue growth rates, particularly for complementary services were down from last year's levels. As planned, we are increasing our investment in our sales and sales support resources, particularly in the digital services and enterprise solutions and services arenas to take advantage of emerging market opportunities."

EBITDA (earnings from continuing operations before interest, taxes, depreciation and amortization) was $104 million, or 29.6% of revenues, for the quarter ended March 31, 2003 compared to $80 million, or 25.2% of revenues, for the quarter ended March 31, 2002. Operating income for the first quarter of 2003 was $72 million, or 20.5% of revenues, compared to $57 million, or 18.0% of revenues, for the same period in 2002.

Iron Mountain believes that EBITDA is useful to investors because it is an important financial measure used in evaluating the Company's performance, as EBITDA is an internally generated source of funds for investment in continued growth and for servicing indebtedness. Internally, Iron Mountain uses EBITDA as the basis for evaluating the performance of and allocating resources to its operating segments. Externally, holders of the Company's publicly issued debt use EBITDA and EBITDA-based calculations as important criteria for evaluating the Company and, as a result, all of its bond indentures and covenants include EBITDA and EBITDA-based calculations as primary measures of financial performance. However, EBITDA is subject to foreign currency fluctuations and, under new accounting rules, debt extinguishment charges. As a result, operating income, which is less affected by these items, is emerging as an important measure of the Company's financial performance.

                                   -- more --

Iron Mountain Reports First Quarter 2003 Financial Results / Page 2

Below is a reconciliation of Operating Income to EBITDA:

                                                                                          Quarter Ended
                               Reconciliation of Operating Income to EBITDA                 March 31,
                                                                                 --------------------------------
                                                                                     2002                2003
                                                                                 ---------------   --------------

Operating Income                                                                   $  57,184           $  72,227

Add:  Depreciation and Amortization                                                   25,156              29,949
                                                                                   ---------           ---------
                                                                                      82,340             102,176

Less:  Other (Income) Expense, net                                                     1,312              (3,260)
           Minority Interests in Earnings of Subsidiaries                                957               1,300
                                                                                   ---------           ---------

EBITDA (Earnings before Interest, Taxes, Depreciation and
     Amortization)
                                                                                   $  80,071           $ 104,136
                                                                                   =========           =========

Digital Operating Losses Included Above                                            $  (1,817)          $  (4,764)


Other (Income) Expense, net for the first quarter of 2003 is comprised of a $5 million foreign currency gain, due primarily to the strengthening of the Canadian dollar against the U.S. dollar, partially offset by a $2 million charge for the early extinguishment of debt related to the redemption of the Company's 9-1/8% notes. The Company expects to record a charge of approximately $14 million in the second quarter ending June 30, 2003, for the early extinguishment of debt related to the redemption of the Company's 8-3/4% notes. Other (Income) Expense, net for the first quarter of 2002 is comprised primarily of a $1 million charge for the early extinguishment of debt related to the refinancing of the Company's revolving credit facility.

Income from continuing operations before extraordinary items was $21 million, or $0.25 per diluted share, for the first quarter of 2003, compared to $13 million, or $0.15 per diluted share, for the same period in 2002. Net Income for the first quarter of 2003 was $21 million, or $0.25 per diluted share, compared to $6 million, or $0.07 per diluted share, for the same period in 2002.

During the first quarter of 2003, the Company completed the redemption of its 9-1/8% notes by retiring the $23 million of aggregate principal amount outstanding at year-end. The Company also exchanged $31 million of its 7-3/4% notes for $30 million of its outstanding 8-3/4% notes. In April 2003, the Company sold $300 million of its 7-3/4% notes at 104.0% of par, which implies an effective yield to worst of 7.066%. The net proceeds to the Company of $307 million will be used to fund the Company's offer to purchase and consent solicitation for its 8-3/4% notes, or to otherwise redeem the 8-3/4% notes, and for general corporate purposes, including the repayment of borrowings under its revolving credit agreement, the possible repayment of other indebtedness and possible future acquisitions.

Iron Mountain completed 3 acquisitions since the end of 2002 serving markets in France, Texas and Louisiana. These acquisitions were announced in the Company's fourth quarter 2002 earnings release and were included in the 2003 guidance at that time.

                                   -- more --

Iron Mountain Reports First Quarter 2003 Financial Results / Page 3

                          Financial Performance Outlook

The following statements are based on current expectations and do not include the potential impact of any future acquisitions. These statements are forward-looking, and actual results may differ materially. Please refer to the cautionary language included in this press release when considering this information. The Company undertakes no obligation to update this information. The Company is providing the following financial guidance for the quarter ending June 30, 2003 and the full year ending December 31, 2003 (dollars in millions):

                                                             Full Year Ending December 31, 2003
                                                          -----------------------------------------
                                     Quarter Ending
                                      June 30, 2003            Previous                Current
                                   -----------------      ----------------        ------------------
                                    Low        High          Low     High            Low      High
                                   -------   -------      -------  -------        --------   -------
Revenues                           $355       $365        $ 1,440   $1,480         $ 1,440    $1,480
Operating Income                     68         73            270      290             270       290
Depreciation & Amortization               30                                          127       123
EBITDA                               83         88            390      405             376       392

Capital Expenditures                                          190      215             190       215
Internal Growth                                                9%      11%              9%       11%

The Company's second quarter and full year 2003 guidance with respect to EBITDA includes a charge for the early extinguishment of debt related to the redemption of its 8-3/4% notes of approximately $14 million. In addition, the full year 2003 guidance includes the $2 million charge for the early extinguishment of debt related to the redemption of the Company's 9-1/8% notes in the first quarter of 2003. In addition, the Company has not included any foreign currency effects, actual or forecasted, or additional debt extinguishment charges for the second quarter or full-year 2003. Minority interest is assumed to be $5 million for the full year 2003. Following is a reconciliation of operating income to EBITDA with respect to the aforementioned guidance (dollars in millions):

                                                                                 Full Year Ending December 31, 2003
                                                                          -------------------------------------------
Reconciliation of Operating Income to EBITDA       Quarter Ending
                                                    June 30, 2003              Previous                 Current
                                                --------------------      -----------------       ------------------
                                                   Low        High          Low       High         Low         High
                                                ----------  --------      --------  --------      -------     ------
Operating Income                                   $ 68       $ 73         $ 270     $ 290        $ 270       $ 290

Add:  Depreciation and Amortization                  30         30           125       120          127         123
                                                   ----       ----         -----     -----        -----       -----
                                                     98        103           395       410          397         413
Less:  Other Expense (1)                             14         14            --        --           16          16
       Minority Interest in Earnings of
         Subsidiaries                                 1          1             5         5            5           5
                                                   ----       ----         -----     -----        -----       -----

EBITDA                                             $ 83       $ 88         $ 390     $ 405        $ 376       $ 392
                                                   ====       ====         =====     =====        =====       =====
------------------

  (1) Other Expense includes charges related to the early extinguishment of debt of $14 million and $16 million for the second quarter and full year 2003, respectively related to the Company's first and second quarter 2003 refinancing events.

Iron Mountain's conference call to discuss the first quarter 2003 financial results will be held today at 11:00 am eastern time. In order to further enhance the overall quality of its investor communications, the Company will simulcast the conference call on its website at www.ironmountain.com. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the website and available for real-time viewing. The slide presentation and replays of the conference call will be available on the website for future reference.

                                   -- more --

Iron Mountain Reports First Quarter 2003 Financial Results / Page 4

About Iron Mountain

Iron Mountain Incorporated is the world's trusted partner for outsourced records and information management services. Founded in 1951, the Company has grown to service more than 150,000 customer accounts throughout the United States, Canada, Europe and Latin America. Iron Mountain offers records management services for both physical and digital media, disaster recovery support services, and consulting - services that help businesses save money and manage risks associated with legal and regulatory compliance, protection of vital information, and business continuity challenges. For more information, visit www.ironmountain.com.

                            Certain Important Factors

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe-harbor created by such Act. Forward-looking statements include our second quarter and full year 2003 financial performance outlook and statements regarding our goals, beliefs, strategies, objectives, plans or current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from those contemplated in the forward-looking statements. Such factors include, but are not limited to: (i) changes in customer preferences and demand for the Company's services; (ii) changes in the price for the Company's services relative to the cost of providing such services; (iii) the cost and availability of financing for contemplated growth; (iv) the Company's ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (v) in the various digital businesses on which the Company is embarking, capital and technical requirements will be beyond the Company's means, markets for the Company's services will be less robust than anticipated, or competition will be more intense than anticipated; (vi) the possibility that business partners upon which the Company depends for technical assistance or management and acquisition expertise outside the United States will not perform as anticipated; (vii) changes in the political and economic environments in the countries in which the Company's international subsidiaries operate; and (viii) other trends in competitive or economic conditions affecting Iron Mountain's financial condition or results of operations not presently contemplated. Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


NOTE: Condensed Consolidated Financial Statements of Iron Mountain Incorporated follow.

Iron Mountain Reports First Quarter 2003 Financial Results / Page 5

                                                   IRON MOUNTAIN INCORPORATED
                                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (Amounts in Thousands except Per Share Data)
                                                           (Unaudited)
                                                                                                            Three Months Ended
                                                                                                                  March 31,
                                                                                                         ----------------------
                                                                                                           2002           2003
                                                                                                         ---------    ---------
REVENUES:
    Storage                                                                                              $ 183,436    $ 202,831
    Service and Storage Material Sales                                                                     133,762      148,980
                                                                                                         ---------    ---------
          Total Revenues                                                                                   317,198      351,811

OPERATING EXPENSES:
    Cost of Sales (Excluding Depreciation)                                                                 152,446      160,151
    Selling, General and Administrative                                                                     82,194       91,156
    Depreciation and Amortization                                                                           25,156       29,949
    Merger-Related Expenses                                                                                    300         --
    Gain on Disposal/Writedown of Property, Plant and Equipment, Net                                           (82)      (1,672)
                                                                                                         ---------    ---------
          Total Operating Expenses                                                                         260,014      279,584
                                                                                                         ---------    ---------

OPERATING INCOME                                                                                            57,184       72,227

INTEREST EXPENSE, NET                                                                                       32,880       35,565
OTHER EXPENSE (INCOME), NET                                                                                  1,312       (3,260)
                                                                                                         ---------    ---------
          Income from Continuing Operations Before Provision for Income Taxes and Minority Interest         22,992       39,922

PROVISION FOR INCOME TAXES                                                                                   9,517       17,338
MINORITY INTEREST IN EARNINGS OF SUBSIDIARIES                                                                  957        1,300
                                                                                                         ---------    ---------

          Income from Continuing Operations Before Cumulative Effect of Change in Accounting Principle      12,518       21,284
CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE  (NET OF MINORITY INTEREST) (1)                         (6,396)        --
                                                                                                         ---------    ---------
          Net Income                                                                                     $   6,122    $  21,284
                                                                                                         =========    =========

INCOME FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
          PRINCIPLE PER SHARE - BASIC                                                                    $    0.15    $    0.25
                                                                                                         =========    =========

INCOME FROM CONTINUING OPERATIONS BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING
          PRINCIPLE PER SHARE - DILUTED                                                                  $    0.15    $    0.25
                                                                                                         =========    =========

NET INCOME PER SHARE - BASIC                                                                             $    0.07    $    0.25
                                                                                                         =========    =========
NET INCOME PER SHARE - DILUTED                                                                           $    0.07    $    0.25
                                                                                                         =========    =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC                                                          84,372       85,097
                                                                                                         =========    =========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED                                                        86,002       86,551
                                                                                                         =========    =========

EBITDA                                                                                                   $  80,071    $ 104,136
                                                                                                         =========    =========

(1) Represents the non-cash charge related to the impairment of goodwill associated with the Company's investment in South America due primarily to the deterioration of the economy and the devaluation of the currency in Argentina.

                                  -- more --

Iron Mountain Reports First Quarter 2003 Financial Results / Page 6

                           IRON MOUNTAIN INCORPORATED
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in Thousands)
                                   (Unaudited)



                                                           December 31,      March 31,
                                                               2002            2003
                                                           ------------    -----------
ASSETS

CURRENT ASSETS:
    Cash and Cash Equivalents                               $    56,292    $    13,581
    Accounts Receivable (less allowances of $20,274
       and $20,316, respectively)                               225,416        248,973
    Other Current Assets                                         85,332         76,697
                                                            -----------    -----------
               Total Current Assets                             367,040        339,251
                                                            -----------    -----------

PROPERTY, PLANT AND EQUIPMENT:
    Property, Plant and Equipment at Cost                     1,577,588      1,643,511
    Less: Accumulated Depreciation                             (338,400)      (367,717)
                                                            -----------    -----------
               Property, Plant and Equipment, net             1,239,188      1,275,794
                                                            -----------    -----------

OTHER ASSETS:
    Goodwill, net                                             1,544,974      1,572,663
    Other Non-current Assets, net                                79,453         81,162
                                                            -----------    -----------
               Total Other Assets                             1,624,427      1,653,825
                                                            -----------    -----------

               Total Assets                                 $ 3,230,655    $ 3,268,870
                                                            ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current Portion of Long-term Debt                       $    69,732    $    43,858
    Other Current Liabilities                                   358,230        353,083
                                                            -----------    -----------
               Total Current Liabilities                        427,962        396,941

LONG-TERM DEBT, NET OF CURRENT PORTION                        1,662,365      1,679,861
OTHER LONG-TERM LIABILITIES                                     133,335        148,015

MINORITY INTERESTS                                               62,132         67,641

SHAREHOLDERS' EQUITY                                            944,861        976,412
                                                            -----------    -----------

               Total Liabilities and Shareholders' Equity   $ 3,230,655    $ 3,268,870
                                                            ===========    ===========




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